================================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             BANCFIRST CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                             BANCFIRST CORPORATION
                         101 North Broadway, Suite 200
                         Oklahoma City, Oklahoma 73102

                                  May __, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of BancFirst Corporation (the "Company") which will be held in the 18th Century Room of the Westin Hotel at One N. Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma, at 10:00 a.m. on Monday, June 15, 1998.

     The accompanying Notice of Annual Meeting and Proxy Statement describe in detail the matters to be acted upon at the Annual Meeting, which include the (i) election of 15 directors; (ii) consideration of an amendment of the Company's Certificate of Incorporation to provide for the classification of the Company's Board of Directors into three classes of directors serving staggered terms;
(iii) consideration of an amendment of the Company's Certificate of Incorporation to provide that stockholders may adopt, amend or repeal the Bylaws of the Company only by the affirmative vote of at least 66 2/3% of the then-outstanding capital stock entitled to vote for the election of directors; (iv) consideration of an amendment of the Company's Certificate of Incorporation to provide that the provisions of the Certificate of Incorporation contemplated by
(i) and (ii) above may only be amended by the affirmative vote of at least 66 2/3% of the then-outstanding capital stock entitled to vote for the election of directors; (v) consideration of an amendment of the Company's Certificate of Incorporation to provide for certain minimum price and procedural requirements in connection with certain business combinations; (vi) consideration of an amendment of the BancFirst Corporation Stock Option Plan (the "Plan") to (A) increase the aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options granted under the Plan from 650,000 to 850,000; and (B) provide for administration of the Plan as permitted by recent amendments to Rule 16b-3 issued by the Securities and Exchange Commission under
Section 16(b) of the Securities Exchange Act of 1934, as amended; and (vii) ratification of the appointment of Coopers & Lybrand, L.L.P. as independent auditors of the Company for 1998.

     Also included in this package is the Company's 1997 Annual Report. The Annual Report contains the Company's audited consolidated financial statements for 1997, as well as management's discussion and analysis of the 1997 results of operations. At the Annual Meeting, directors, officers of the Company and representatives of Coopers & Lybrand, L.L.P. will be present to respond to any questions you may have.

     Your continuing support of the Company is appreciated, and we hope you will attend the Annual Meeting. However, it is important that your shares be represented at the meeting whether or not you plan to attend. Accordingly, please sign, date and return the enclosed Proxy. If you attend the Annual Meeting, you may vote in person, or if you desire to revoke your proxy for any reason, you may do so at any time before it is voted. Your Board of Directors and I hope to see you at the meeting.

                              Sincerely,


                              David E. Rainbolt
                              President and Chief Executive Officer

                             BANCFIRST CORPORATION
                         101 North Broadway, Suite 200
                         Oklahoma City, Oklahoma 73102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 15, 1998

To the Stockholders of BancFirst Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BancFirst Corporation (the "Company") will be held at the 18th Century Room of the Westin Hotel located at One N. Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma, on June 15, 1998 at 10:00 a.m. for the following purposes:

1. To elect 15 directors to serve until the next Annual Meeting and until their successors are elected and have qualified (Proposal No. 1);

2. To consider a proposal to amend the Company's Certificate of Incorporation and Bylaws to provide for the classification of the Company's Board of Directors into three classes of directors serving staggered terms (Proposal No. 2);

3. To consider a proposal to amend the Company's Certificate of Incorporation to provide that stockholders may adopt, amend or repeal the Bylaws of the Company only by the affirmative vote of at least 66 2/3% of the then-outstanding capital stock entitled to vote for the election of directors (Proposal No. 3);

4. To consider a proposal to amend the Company's Certificate of Incorporation to provide that the provisions of the Certificate of Incorporation contemplated by Proposal No. 2 and Proposal No. 3 above may only be amended by the affirmative vote of at least 66 2/3% of the then-outstanding capital stock entitled to vote for the election of directors (Proposal No. 4);

5. To consider a proposal to amend the Company's Certificate of Incorporation to provide for certain minimum price and procedural requirements in connection with certain business combinations (Proposal No. 5);

6. To consider a proposal to amend the BancFirst Corporation Stock Option Plan (the "Plan") to (i) increase the aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options granted under the Plan from 650,000 to 850,000; and (ii) provide for administration of the Plan as permitted by recent amendments to Rule 16b-3 issued by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended (Proposal No. 6);

7. To consider a proposal to ratify the appointment of Coopers & Lybrand, L.L.P. as independent auditors of the Company for 1998 (Proposal No. 7); and

8. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The Board of Directors of the Company has fixed the close of business on April 17, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Your vote is important regardless of the number of shares you own. Each stockholder, even though he or she now plans to attend the Annual Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any stockholder present at the Annual Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Annual Meeting.

                                    By Order of the Board of Directors


Oklahoma City, Oklahoma             Sam D. Ott, Vice President and Secretary
May __, 1998

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                             BANCFIRST CORPORATION
                         101 North Broadway, Suite 200
                         Oklahoma City, Oklahoma 73102



                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 15, 1998


   This Proxy Statement is being furnished to the stockholders of BancFirst Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of such corporation for use at its Annual Meeting of Stockholders to be held June 15, 1998, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting dated May __, 1998. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about May __, 1998. THE SOLICITATION OF THE ACCOMPANYING PROXY IS MADE BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

   The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation, printing and mailing of this Proxy Statement and all proxy soliciting material which now accompany or may hereafter supplement it. The solicitation will be made by mail; however, proxies also may be solicited by personal interview, telephone and telegram by directors, officers or employees of the Company. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with the number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith.

   The date of this Proxy Statement is May __, 1998.

                      VOTING AND REVOCABILITY OF PROXIES

   The close of business on April 17, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote 6,362,679 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors.

   Under the provisions of the Oklahoma General Corporation Act and the Company's Bylaws, a majority of the shares of outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. In all matters, including the election of directors, the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (a "Majority Vote") shall be the act of the stockholders. For purposes of determining whether a proposal has received a Majority Vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. For purposes of determining whether a proposal has received a Majority Vote, in instances where brokers are prohibited from exercising discretionary authority for beneficial holders of Common Stock who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

   Common shares represented by properly executed proxies, unless previously revoked, will be voted at the Annual Meeting of Stockholders in accordance with the instructions thereon. If no direction is indicated, such shares will be voted for approval of the matters submitted, and, in connection with any other business that properly may come before such special meeting, such shares shall be voted according to the discretion of the persons named as proxies.

   Any holder of the Common Stock of the Company who executes a proxy has the continuing right to revoke the proxy at any time before it has been voted. Such right may be exercised (i) by delivering written notice of revocation, bearing a later date than the proxy card, to the corporate secretary of the Company; (ii) by delivering to such corporate secretary a duly executed proxy bearing a later date; or (iii) by attending the Annual Meeting and voting in person. Any holder of the Common Stock of the Company may appear and vote at the Annual Meeting, irrespective of whether he has previously given a proxy.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

   Unless otherwise indicated, the following table sets forth information as of March 31, 1998 with respect to any person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock which is the Company's only class of voting securities.

                                                           AMOUNT OF
                   NAME AND ADDRESS OF                     BENEFICIAL         PERCENT
                    BENEFICIAL OWNER                       OWNERSHIP          OF CLASS
                    ----------------                       ---------          --------
          David E. Rainbolt
          P.O. Box 26788
          Oklahoma City, OK  73126                       3,158,440(1)          49.64%

          BancFirst Corporation Employee Stock
          Ownership and Thrift Plan (the "ESOP")
          P.O. Box 26883
          Oklahoma City, OK  73126-0883                    505,836(2)           7.95%

          John Hancock Mutual Life Insurance Company
          P.O. Box 111
          Boston, MA 021179                                418,100(3)           6.57%

------------------------------

 (1) Includes 3,117,820 shares held by R. Banking Limited Partnership, a family partnership of which David E. Rainbolt is the general partner ("RBLP"), and 9,323 shares held by the ESOP and allocated to the account of Mr. Rainbolt.
 (2) All of the shares owned by the ESOP are allocated to the accounts of participants, who direct the ESOP trustee as to the voting of such shares.
 (3) Based on a joint filing on Schedule 13G/A filed with the Securities and Exchange Commission (the "Commission") on January 27, 1998, John Hancock Advisers, Inc. ("JHA") reported that it had sole voting and investment power over 418,100 shares as investment adviser for various fiduciary accounts. Other members of the filing group included The Berkeley Financial Group, in its capacity as the sole stockholder of JHA; John Hancock Subsidiaries, Inc., in its capacity as the sole stockholder of The Berkeley Financial Group; and John Hancock Mutual Life Insurance Company, in its capacity as the sole stockholder of John Hancock Subsidiaries, Inc.

   Because of his position with the Company and his equity ownership therein, Mr. Rainbolt may be deemed to be a "parent" of the Company for purposes of the Securities Act of 1933 (the "Act").

MANAGEMENT

   As of March 31, 1998, the directors and executive officers of the Company as a group (19 persons, including David E. Rainbolt and certain executive officers of the Company's wholly owned subsidiary, BancFirst ("BancFirst" or the "Bank")), beneficially owned 3,520,694 shares of the Company's Common Stock (approximately 55.33%), excluding shares represented by presently exercisable options. It is the intent of the directors and executive officers to vote these shares for the proposals set forth elsewhere in this Proxy Statement.

   The following table sets forth the number of shares of Common Stock owned by
(i) each director of the Company, including four employee directors listed in the Summary Compensation Table, (ii) each nominee for director, (iii) the other executive officer listed in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group, together with the percentage of outstanding Common Stock owned by each.

                                                                                                PERCENT
                                                                  AMOUNT OF                       OF
                                                             BENEFICIAL OWNERSHIP                CLASS
                                                             --------------------                -----
   Marion C. Bauman......................................              ---                         ---
   C. L. Craig, Jr.......................................              ---   (1)                   --- (1)
   Jim Daniel............................................                 300                     0.01%
   Roy C. Ferguson(2)....................................              31,723                     0.50%
   K. Gordon Greer.......................................              11,420                     0.18%
   Robert A. Gregory(3)..................................              17,172                     0.27%
   John T. Hannah........................................                 350                     0.01%
   J. Clifford Hudson....................................              ---                         ---
   J. R. Hutchens, Jr.(4)................................              70,000                     1.10%
   William O. Johnstone..................................              ---                         ---
   J. Ralph McCalmont(5).................................             149,091                     2.34%
   Melvin Moran(6).......................................              90,092                     1.42%
   Paul B. Odom, Jr......................................              ---                         ---
   David E. Rainbolt(7)..................................           3,158,440                    49.64%
   H. E. Rainbolt(8).....................................              45,174                     0.71%
   Joe T. Shockley, Jr...................................               3,050                     0.05%
   All directors and executive officers as a group
   (19 persons)..........................................           3,596,944                    55.95%

-------------------------------
   (1) Does not give effect to an aggregate 413,769 shares of Common Stock (comprising approximately 6.10% of the Common Stock outstanding) issued to Mr. Craig or to trusts of which he is a trustee, in connection with the Company's acquisition of Lawton Security Bancshares, Inc. The acquisition, which was effected as a stock for stock merger, was effected on May 1, 1998 (after the record date of April 17, 1998) and, consequently, none of such shares will be voted at the Annual Meeting.
   (2) Includes 1,383 shares held by the ESOP and 15,000 shares subject to exercisable options.
   (3) Includes 3,422 shares held by the ESOP and 13,750 shares subject to exercisable options.
   (4)    Shares held jointly with Mr. Hutchens' wife.

   (5) Includes 16,585 shares held by the ESOP and 15,000 shares subject to exercisable options.
   (6)    Includes 45,000 shares held directly by Mr. Moran's wife.
   (7) Includes 3,117,820 shares held by RBLP and 9,323 shares held by the ESOP.
   (8) Includes 25,174 shares held by the ESOP and 20,000 shares subject to exercisable options.

                             ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

   The Board of Directors has established the number of directors at 15. Directors elected will serve until their successors are elected and qualified. The persons named below are the Board of Directors' nominees for election as directors at the Annual Meeting. All nominees have indicated their willingness to serve for their respective terms, but if any nominee is unable or should decline to serve as a director at the date of the Annual Meeting (an event which the Board of Directors does not anticipate), the persons named as Proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors if the Board determines to fill such nominee's position.

   Assuming the approval of the amendment to the Company's Certificate of Incorporation to provide for a classified Board (as discussed in Proposal No.
2), C. L. Craig, Jr., John T. Hannah, J. Clifford Hudson, J. Ralph McCalmont and Joe T. Shockley, Jr. will serve as Class I directors, with terms expiring at the Annual Meeting of Stockholders to be held in 1999; Robert A. Gregory, Jim Daniel, J. R. Hutchens, Jr., Paul B. Odom, Jr. and H. E. Rainbolt will serve as Class II directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2000; and Marion C. Bauman, K. Gordon Greer, William O. Johnstone, Melvin Moran and David E. Rainbolt will serve as Class III directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2001. Thereafter, each class of directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders. Should the amendment providing for the classified Board not be approved, each of the nominees will serve as a director until the next annual meeting of stockholders or until his successor is elected and qualified.

   Unless authorization is withheld, the enclosed proxy will be voted "FOR" the election as Directors of all of the nominees listed in this Proxy Statement.

   The information below and the section entitled "Security Ownership of Certain Beneficial Owners and Management" provide certain information about each nominee (ten of whom are current Board members) based on data submitted by such persons, including the principal occupation of such person for at least the last five years and any public company directorships held by such person:

   Marion C. Bauman, 55, is a new nominee for Director. Mr. Bauman has engaged in the practice of law since 1977 and since 1998 has been a partner of Craig, Ledgerwood & Bauman, a law firm located in Norman, Oklahoma which specializes in banking and tax matters. From time to time Mr. Bauman and/or the law firms with which he has been affiliated have performed legal services for the Company.

   C. L. Craig, Jr., 53, is a new nominee for Director. Mr. Craig served as Chairman of the Board of Directors of Lawton Security Bancshares, Inc. from 1983 until May 1998, when Lawton Security Bancshares, Inc. was merged with and into the Company.

   Jim Daniel, 58, is a new nominee for Director. Mr. Daniel has been in the banking industry since 1964, having served in various executive offices at Friendly Bank, Oklahoma City, Oklahoma from 1964 to 1972, and as its President and Chief Executive Officer from 1972 to 1994. From 1994 to 1997, he was President, Chief Executive Officer and Chairman of the Board of Directors of Bank One Oklahoma Corporation. Mr. Daniel has been Vice Chairman of the Bank's Board of Directors since November 1997. Mr. Daniel is Chairman-Elect of Integris Health, Inc., a not-for-profit corporation which owns and operates 15 hospitals and numerous other healthcare facilities in Oklahoma.

   K. Gordon Greer, 61, has been a Director and Vice Chairman of the Company since May 1997 and a director and Vice Chairman of the Bank since December 1996. He was Chairman and Chief Executive Officer of Bank IV, N.A. of Wichita, Kansas from 1989 to 1996. He was also Chairman of First National Bank of Tulsa, Oklahoma from 1984 to 1989 and President of Liberty National Bank & Trust Company of Oklahoma City from 1976 to 1984. Mr. Greer currently is Chairman of the Executive Committee of the Board of Directors.

   Robert A. Gregory, 62, has been a Director and Vice Chairman of the Company, and Chief Credit Officer of the Bank, since July 1995. He was a Regional Executive of the Bank and also President of BancFirst Oklahoma City from 1989 to June 1995. He was Executive Vice President of Liberty National Bank & Trust Company of Oklahoma City from 1979 to March 1989.

   John T. Hannah, 76, has been a Director of the Company since October 1986. He served as Chairman of the Board of City Bank, Muskogee, Oklahoma from July 1973 to April 1989, and was Vice President and a director of First National Bank, Muskogee, from 1940 to 1973.

   J. Clifford Hudson, 43, is a new nominee for Director. Since April 1995, Mr. Hudson has served as President and Chief Executive Officer of Sonic Corp. ("Sonic"), a publicly-held company which operates and franchises the largest chain of drive-in restaurants in the United States. From August 1993 until April 1995, he was employed at Sonic in various executive offices, including Chief Operating Officer and Chief Financial Officer. He has served as a director of Sonic since August of 1993. Since October 1994, Mr. Hudson has served as Chairman of the Board of the Securities Investor Protection Corporation, the federally-chartered organization which serves as the insurer of customer accounts with brokerage firms. H. E. Rainbolt, Chairman of the Board of the Company, is a director of Sonic. See "Transactions with Management."

   J. R. Hutchens, Jr., 70, has been a Director of the Company since August 1984. From 1948 to 1995, he was President of Hutchens Oil Company, a privately-owned oil and gas company. Since 1995, Mr. Hutchens has owned and operated Watts Oil Co., a wholesale oil distributor.

   William O. Johnstone, 51, has been a Director and Vice Chairman of the Company since May 1996 and has been a Director and Vice Chairman of the Bank since March 1996. From 1985 until March 1996, Mr. Johnstone served as President and Chairman of the Board of Directors of City Bankshares, Inc. and its subsidiary, City Bank, Oklahoma City, Oklahoma. Since 1996, he has served as Chairman and Chief Executive Officer of C-Teq, Inc., a privately-held corporation which provides data processing services to financial institutions.

   J. Ralph McCalmont, 62, has been a Director and Vice Chairman of the Company since July 1984. He was Chairman of The First National Bank, Guthrie, Oklahoma from February 1974 to April 1989.

   Melvin Moran, 67, has been a Director of the Company since August 1984. He has been involved in the oil and gas industry for over 40 years and, since 1982, has been managing partner of Moran-K Oil. Since 1980 he has also been a managing partner of Moran Oil Enterprises. Both Moran-K Oil and Moran Oil Enterprises are privately-held oil and gas production companies.

   Paul B. Odom, Jr., 69, is a new nominee for Director. Since 1950, Mr. Odom has been involved in commercial and residential land development and property management through P. B. Odom Enterprises, Inc. He has served on the Board of Directors of Stockyards Bank, Friendly Bank and Central Bank, all located in Oklahoma City, Oklahoma, as well as Bank One of Oklahoma City and its holding company, Bank One Oklahoma Corporation.

   David E. Rainbolt, 42, has been a Director of the Company since July 1984.
He has been President and Chief Executive Officer of the Company since January 1992 and was Executive Vice President and Chief Financial Officer of the Company from July 1984 to December 1991. Since January 1997, Mr. Rainbolt has served as a director of ZymeTx Corp., a publicly-held biotechnology company.

   H. E. Rainbolt, 69, has been Chairman of the Board of Directors of the Company since July 1984 and was its President and Chief Executive Officer from July 1984 to December 1991. Since January 1996, Mr. Rainbolt has served as a director of Sonic Corp. H. E. Rainbolt is the father of David Rainbolt. Since 1997, Mr. Rainbolt has been a partner of Intersouth Partners IV, a privately-owned venture capital fund.

   Joe T. Shockley, Jr., 46, has been a Director of the Company since May 1996 and has been a Director of the Bank and Executive Vice President and Chief Financial Officer of the Company since March 1996. From 1991 until 1996, Mr. Shockley served as Chief Financial Officer and President, Tulsa Region, of Boatmen's First National Bank of Oklahoma.

EXECUTIVE OFFICERS

   The executive officers of the Company (including certain executive officers of the Bank), other than those listed above as nominees for directors, are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

                                 Officer
    Name                  Age     Since             Position
    ----                  ---    -------            --------

Roy C. Ferguson           51      1992      Regional Executive, BancFirst and Member, Senior Credit Committee

Randy P. Foraker          42      1987      Senior Vice President and Controller, Treasurer and Assistant Secretary

D. Jay Hannah             42      1994      Executive Vice President of Financial Services, BancFirst

Dale E. Petersen          47      1984      Executive Vice President of Asset Quality, BancFirst

   Roy C. Ferguson is currently a Regional Executive of the Bank and member of the Bank's Senior Credit Committee. Mr. Ferguson was President of BancFirst Tulsa from 1992 to 1994, and was Executive Vice President of Liberty Bank & Trust Company N.A. of Tulsa, Oklahoma from 1983 to May 1992.

   Randy P. Foraker has been Senior Vice President and Controller, as well as Treasurer of the Company, since January 1987. Since 1997, he has also served as Assistant Secretary of the Company. Prior to 1987, he was an audit manager with Price Waterhouse, LLP.

   D. Jay Hannah is currently Executive Vice President of Financial Services for the Bank. He was President of BancFirst Tahlequah from 1989 to 1994. Prior to 1989, he was President of the First National Bank of Guthrie, Oklahoma.

   Dale E. Petersen is currently Executive Vice President of Asset Quality for the Bank. He was a Senior Examiner with the FDIC from 1972 to 1984.

BOARD OF DIRECTORS AND COMMITTEES

   The Board of Directors met 12 times during 1997. No director attended fewer than 75% of all meetings of the Board of Directors and committees on which they served.

   The Board of Directors has standing an Audit Committee, an Executive Committee and a Compensation Committee. The Bank's Board of Directors has standing an Administrative Committee which also reports to the Board of Directors of the Company.

   The Audit Committee of the Company also serves as the Audit Committee of the Bank. The Audit Committee is responsible for conducting an annual examination of the Company and for ensuring that adequate internal controls and procedures are maintained. An independent auditor is engaged to conduct the annual examination and the Audit Committee meets with the independent auditor to discuss the scope and results of the examination. Additionally, the Internal Auditor of the Bank reports to the Audit Committee. During 1997, the Audit Committee was composed of John T. Hannah, J. R. Hutchens, Jr. and Melvin Moran (Chairman), and met four times.

   The Executive Committee has the authority to exercise all the powers of the Board of Directors during the intervals between full Board meetings, except the power to amend the Bylaws. Members of the Executive

Committee in 1997 were Jim Daniel, K. Gordon Greer (Chairman), Robert A. Gregory, David E. Rainbolt and H. E. Rainbolt. The Executive Committee met eight times during 1997.

   The Administrative Committee, which is a management committee of the Bank comprised of certain of its executive officers (all but two of whom are also directors and executive officers of the Company), historically has determined compensation with respect to all executive officers other than the officers comprising the Executive Committee and the Administrative Committee itself, and advises and assists the Board of Directors in all matters concerning the management of the Company's business. Although the Administrative Committee determined officer compensation for fiscal 1997, the Executive Committee has now assumed that function. During 1997, the members of the Administrative Committee were D. Jay Hannah, J. Ralph McCalmont, Dennis Murphy, Dale E. Peterson, David
E. Rainbolt (Chairman), H. E. Rainbolt and Joe T. Shockley, Jr. The Administrative Committee met 12 times.

   The Compensation Committee of the Company was established to review the propriety of executive officer compensation with respect to executive officers who are also members of the Executive Committee and the Administrative Committee. During 1997, the Compensation Committee was composed of John T. Hannah, J. R. Hutchens, Jr., William O. Johnstone, Melvin Moran and H. E. Rainbolt (Chairman). The Compensation Committee met once during 1997 to review the compensation of the members of the Executive Committee and the Administrative Committee, although it operated on an informal basis throughout the year through discussions and actions at regular Board meetings and through conversations with management and the other directors.

   The Board of Directors as a whole administers the BancFirst Corporation Stock Option Plan (the "Plan").

   A report from the Compensation Committee, the Administrative Committee and the Board of Directors is presented under "Compensation of Directors and Executive Officers - Report of the Compensation Committee, the Administrative Committee and the Board of Directors on Executive Compensation."

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors and certain officers of the Company to file reports with the Commission reflecting transactions by such persons in the Company's Common Stock. During and with respect to 1997, to the knowledge of the Company or based on information provided by such persons to the Company, all officers, directors and beneficial owners of more than 10% of the Common Stock of the Company subject to such filing requirements fully complied with such requirements, except as set forth below.

   A Form 3 "Initial Statement of Beneficial Ownership of Securities" for William O. Johnstone, a member of the Board of Directors, was filed late. A Form 4 "Statement of Changes in Beneficial Ownership" reporting one transaction for Mike Rogers, Senior Vice President - Human Resources, was filed late.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

   The following table sets forth certain information with respect to annual and other compensation paid or awarded to the Company's Chief Executive Officer and its four most highly compensated executive officers (including certain executive officers of the Bank) other than the Chief Executive Officer (each, a "Named Executive Officer" and collectively, the "Named Executive Officers"), for or with respect to the fiscal years ended December 31, 1997, 1996 and 1995.


                                                                     ANNUAL                 LONG-TERM
                                                                 COMPENSATION              COMPENSATION
                                                              -----------------------      ------------
                                                                                            SECURITIES
                                                  FISCAL                                    UNDERLYING         ALL OTHER
       NAME AND PRINCIPAL POSITION                 YEAR        SALARY           BONUS         OPTIONS        COMPENSATION
       ---------------------------                ------       ------           -----         -------        ------------
David E. Rainbolt                                  1997       $170,000        $34,000           --              $11,150(1)
     President and Chief Executive Officer         1996        160,000         25,000           --                9,752(1)
                                                   1995        155,000         28,000           --                8,227(1)

H. E. Rainbolt                                     1997        125,000         25,000           --               22,935(2)
     Chairman of the Board of Directors            1996        150,000         30,000           --               23,154(2)
                                                   1995        200,000         40,000           --               24,562(2)

K. Gordon Greer                                    1997        120,000         24,000           --               68,498(3)
     Vice Chairman                                 1996          --             --            30,000               --
                                                   1995          --             --              --                 --

Robert A. Gregory                                  1997        145,000         29,000         10,000             11,150(1)
     Vice Chairman                                 1996        140,000         28,000           --                9,750(1)
                                                   1995        135,000         27,000           --                8,509(1)

Roy C. Ferguson                                    1997        130,000         26,000           --               10,935(1)
     Regional Executive, BancFirst                 1996        128,750         25,000           --                9,750(1)
                                                   1995        125,000         25,000           --                8,509(1)

_____________________

(1) Consists of contributions by the Company to the ESOP for the benefit of the Named Executive Officer.
(2) Consists of contributions by the Company to the ESOP for the benefit of the Named Executive Officer of $9,055, $8,909 and $8,318 for 1997, 1996 and 1995, respectively, and the increase in cash value in excess of premiums paid by the Company on a split-dollar life insurance policy of $28,106, $14,245 and $16,244 for 1997, 1996 and 1995, respectively.
(3) Consists of payments made on behalf of the Named Executive Officer with respect to club membership dues and real estate commissions payable in connection with the sale of a residence.

OPTION GRANTS

   No stock options were granted during the year ended December 31, 1997 to the Named Executive Officers.

FISCAL YEAR END OPTION VALUES

   The following table sets forth certain information regarding outstanding options granted under the Stock Option Plan and held by the Named Executive Officers on December 31, 1997. For the purposes of this table, the "value" of an option is the difference between the market value at December 31, 1997 of the shares of Common Stock subject to the option and the aggregate exercise price of such option.

   During 1997, none of the Named Executive Officers exercised any options, nor were any outstanding options repriced by the Company. However, under a special stock option repurchase program approved by the Board of Directors in August 1997, the Company repurchased certain stock options owned by Messrs. David E. Rainbolt, H.E. Rainbolt and Robert A. Gregory at prices equal to the difference between the exercise price of the respective stock options and the fair market value of the Common Stock on the repurchase date. Accordingly, the effect of the repurchases is essentially the same as an exercise of the stock options held by the Named Executive Officers and is reflected in the table below as such.


                                                                      NUMBER OF
                                                                     UNEXERCISED                 VALUE OF UNEXERCISED
                                                                     OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                                                  DECEMBER 31, 1997              DECEMBER 31, 1997(2)
                                                             ---------------------------------------------------------------
                                  OPTION       VALUE
             NAME                EXERCISES   RECEIVED(1)     EXERCISABLE  UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
             ----               -----------  --------        -----------  -------------     -----------        -------------
David E. Rainbolt...........       30,000    $ 778,75            ----           ----          $   ----          $     ----

H. E. Rainbolt..............       10,000     255,000          20,000           ----           542,500                ----

K. Gordon Greer.............         ----        ----          10,000         20,000            80,000             160,000

Robert A. Gregory...........        5,000     131,875          13,750         11,250           372,969             170,156

Roy C. Ferguson.............         ----        ----          10,000         10,000           266,250             266,250

----------------
(1) Value received is the difference between the fair market value at the repurchase date and the aggregate exercise price of the repurchased option.
(2) Based on the December 31, 1997 closing price of the Company's Common Stock of $33.625


COMPENSATION OF DIRECTORS

   Each member of the Board of Directors receives a fee of $500 per regular quarterly meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During 1997, the Compensation Committee shared responsibility with the Administrative Committee for the development and implementation of the Company's executive compensation policies. Although the Executive Committee has now assumed the responsibilities of the Administrative Committee with respect to such matters, during 1997 the Administrative Committee had responsibility for determining the compensation of all executive officers other than the members of the Executive Committee and the Administrative Committee itself, the compensation for whom is determined by the Compensation Committee. During 1997, the Administrative Committee was composed of D. Jay Hannah, J. Ralph McCalmont, Dennis Murphy, Dale E. Peterson, David E. Rainbolt, H. E. Rainbolt, and Joe T. Shockley, Jr., all of whom are executive officers of the Bank (and all of whom are also, with the exception of Messrs. Hannah, Murphy and Peterson), directors and executive officers of the Company). During such period, the Compensation Committee was composed of John T. Hannah, J. R. Hutchens, Jr. and Melvin Moran, none of whom are officers or employees of the Company or its subsidiaries, and
H. E. Rainbolt, Chairman of the Board of Directors of the Company, and William
O. Johnstone, Vice Chairman.

   The Company purchases supplies and services from certain companies owned by Pickard Limited Partnership, a family partnership of which David E. Rainbolt is the general partner, and H. E. Rainbolt is a limited partner. During 1997, the Company's purchases of supplies, furniture and equipment from such entities totaled approximately $114,000. The Company also sold credit life and credit accident and health insurance policies for one of these companies. The Company retained a 40% commission for such sales, which is the maximum amount permitted by law, and remitted net premiums totaling approximately $645,000 for 1997.

REPORT OF THE COMPENSATION COMMITTEE, THE ADMINISTRATIVE COMMITTEE AND THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   The report of the Compensation Committee, the Administrative Committee and the Board of Directors appearing below and the information herein under "Company Performance" shall not be deemed "soliciting material" or to be "filed" with the Commission or subject to the Commission's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Act or the Exchange Act.

To our Stockholders:

   During 1997 the Compensation Committee of the Board of Directors was comprised of John T. Hannah, J. R. Hutchens, Jr., Melvin Moran, William O. Johnstone and H. E. Rainbolt (Chairman). With the exception of H. E. Rainbolt and William O. Johnstone, all members of the Compensation Committee are nonemployee directors of the Company. The Compensation Committee has primary responsibility for determining the compensation of those executive officers who are members of the Executive Committee and the Administrative Committee, which includes the Chief Executive Officer. During 1997, the Administrative Committee had primary responsibility for determining the compensation of all other executive officers. During 1997 the Administrative Committee was comprised of
D. Jay Hannah, J. Ralph McCalmont, Dennis Murphy, Dale E. Peterson, David E. Rainbolt (Chairman), H. E. Rainbolt and Joe T. Shockley, Jr.

   The executive compensation policy of the Company is to provide a compensation program that will attract, motivate and retain the high-caliber executives necessary to achieve the Company's business strategies, while at the same time ensuring that an appropriate relationship exists between executive compensation and the creation of stockholder values. Each of the Compensation Committee, the Administrative Committee and the Board of Directors applies this philosophy in determining the compensation of the Company's executive officers with respect to salary, bonuses and stock options.

   Each compensation element supports the Company's mission, values and culture. The compensation principles that link the individual elements into an integrated compensation strategy are as follows: (i) competitive compensation within industry and peer companies; (ii) individual compensation correlated with personal performance and stockholder value creation; and (iii) a compensation structure that directly aligns the executives with the interests and concerns of stockholders. Additionally, the Compensation Committee and the Administrative Committee consider each executive officer's level of responsibility in setting executive compensation, meaning that the Company pays greater compensation to persons having higher levels of responsibility.

   The Company's executive officers are paid base salaries that the Compensation Committee and the Administrative Committee have determined to be fair for their assigned responsibilities in comparison with similar positions in other public companies in the banking industry. The Compensation Committee and the Administrative Committee make these comparisons in an effort to determine whether the Company's executive compensation is reasonable and remains competitive enough to allow the Company to retain skilled executives. The Compensation Committee and the Administrative Committee believe that the compensation paid to the Company's executive officers is in the median range of compensation of executive officers of companies to which these comparisons are made. In addition to making such comparisons and considering levels of responsibility, the Compensation Committee and the Administrative Committee consider individual performance and the Company's performance in terms of stock price, earnings and cash flow. However, the determination of base salaries is not strictly tied to performance criteria, and in determining base salary levels, the Company believes that it affords approximately equal weight to each of the factors described herein.

   The Company's executive officers, including the Chief Executive Officer, participate in an Incentive Bonus Program. Bonus amounts earned are based on the attainment of budgeted earnings and asset quality goals, and can be in amounts of up to 20% of the executive officer's base salary, depending upon an objective review of the degree of attainment of such goals, as well as both an objective and subjective review of the respective executive officer's contribution thereto. Individual goals in each case are established by the Chief Executive Officer in consultation with the particular executive concerned and with the Administrative Committee.

   The Company's executive officers also are eligible to participate in the BancFirst Corporation Stock Option Plan (the "Plan"). Stock options provide executives the opportunity to acquire an equity interest in the Company and to share in the appreciation of the stock's value, thereby aligning their interests with those of the stockholders. The Plan currently is administered by the Board of Directors. In determining option grants, the Board does not take into account the amount and value of options currently held, and the Company does not have a target ownership level of equity holdings by its executives. During 1997, stock options for 84,000 shares were granted to employees of the Company, at exercise prices of $29.250 to $32.875 per share (the fair market value of the Common Stock on the dates of grant). Included in this total for 1997 were options for 30,000 shares of the Company's Common Stock granted to Mr. Daniel, Vice Chairman and a Director of the Company. No stock options were granted to any of the Named Executive Officers in 1997

   The Compensation Committee believes that the compensation paid to David E. Rainbolt, the Company's President and Chief Executive Officer, is in the low to average range of compensation of the chief executive officers of companies to which the comparisons are made. The Compensation Committee believes that this is attributable primarily to Mr. Rainbolt's specific requests that his compensation as Chief Executive Officer not be increased simply to achieve some notion of parity with the compensation of chief executive officers of selected peer companies. Although the Compensation Committee believes that the salary of the Chief Executive Officer should be determined independent of any consideration of Mr. Rainbolt's ownership interest in the Company, until 1995 Mr. Rainbolt's salary was lower, at his specific request, than those of the other executive officers of the Company whose compensation is determined by the Compensation Committee. However, in 1994 the Compensation Committee determined to override this request and increased Mr. Rainbolt's salary to more fairly reflect the level and quality of Mr. Rainbolt's performance as the Company's Chief Executive Officer. For 1997, the base salary of the Chief Executive Officer was set at $170,000, an increase of $10,000 over the amount paid in 1996. Mr. Rainbolt also received a bonus of $34,000 in 1997. In making decisions regarding CEO compensation, the Compensation Committee took into account results of operations of the Company, conditions in the banking industry as a whole and Mr. Rainbolt's contributions to the Company.

   In 1997, the Compensation Committee continued the decreases in base salary and/or bonus participation initially implemented in 1996 for both H.E. Rainbolt and J. Ralph McCalmont, in connection with the planned, staged transition of responsibilities from such individuals to David E. Rainbolt and other executive officers.

   The Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1 million. This was not applicable to the Company for the fiscal year ended December 31, 1997. However, the Compensation Committee and the Administrative Committee intend to monitor executive compensation levels and adopt policies, as necessary, to obtain maximum deductibility of executive compensation while providing motivational and competitive performance-based compensation. The Compensation Committee and the Administrative Committee will continue to monitor the tax regulations to determine if any executive compensation program changes are necessary.

This report is respectfully submitted by the members of the Compensation Committee, the Administrative Committee and the Board of Directors:

Compensation Committee:    Administrative Committee:           Board of Directors:
John T. Hannah             D. Jay Hannah              K. Gordon Greer       J. Ralph McCalmont
J. R. Hutchens, Jr.        J. Ralph McCalmont         Robert A. Gregory     Melvin Moran
Melvin Moran               Dennis Murphy              John T. Hannah        David E. Rainbolt
William O. Johnstone       Dale E. Peterson           J. R. Hutchens, Jr.   H. E. Rainbolt
H. E. Rainbolt             David E. Rainbolt          William O. Johnstone  Joe T. Shockley, Jr.
                           H. E. Rainbolt
                           Joe T. Shockley, Jr.

COMPANY PERFORMANCE

   Presented below is a line graph which compares the percentage change in the cumulative total return on the Company's Common Stock to the cumulative total return of the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Bank Stocks Index, both as compiled by the University of Chicago Center for Research in Security Price ("CRSP"). The period presented is from April 1, 1993, the date of the Company's initial public offering of its Common Stock, through December 31, 1997. The graph assumes an investment on April 1, 1993 of $100 in the Company's Common Stock and in each index, and that any dividends were reinvested. The values presented for each quarter during the period represent the cumulative market values of the respective investments.


                                          NASDAQ      NASDAQ
                  MONTH        BFC         BANKS      MARKET
                  -----        ---        ------      ------
                  3/93      100.00001         100          100
                  6/93      105.00001   96.642804     101.9198
                  9/93      108.38493    105.6412    110.51002
                  12/93     96.757319   103.06828    112.67988
                  3/94      91.809526   101.82156    107.94053
                  6/94      109.40825   109.91132     102.8948
                  9/94      101.94753   111.12939    111,41383
                  12/94     98.663025   102.69302    110.14282
                  3/95      103.75335   112.43466    120.07299
                  6/95      102.14878    124.1342    137.34264
                  9/95      126.51668   140.12309    153.88511
                  12/95     124.91004   152.94754    155.76256
                  3/96      145.96152   159.02383    163.03852
                  6/96      144.36288   161.67155    176.34647
                  9/96      164.59771   179.1482     182.62627
                  12/96     183.16194   202.17587    191.60081
                  3/97      196.71236   217.02361    181.29353
                  6/97      225.40902   252.55732    214.52489
                  9/97      222.14322   297.84892     250.8128
                  12/97     226.45237   341.11935    235.22055

                          TRANSACTIONS WITH MANAGEMENT

   In addition to the transactions described under "Compensation of Directors and Executive Officers - Compensation Committee Interlocks and Insider Participation," the following transactions with management have occurred.

   J. Clifford Hudson, a nominee for director of the Company, is President and Chief Executive Officer of Sonic. The Company's subsidiary, BancFirst, is a participant in Sonic's $80 million revolving line of credit. During the last fiscal year, the largest amount outstanding under that line of credit was approximately $37 million, of which BancFirst's participation was approximately $4.6 million.

   Additionally, BancFirst has made loans in the ordinary course of business to certain directors and executive officers of the Company and to certain affiliates of these directors and executive officers. None of these loans outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

                             PROPOSED AMENDMENTS TO
                        THE CERTIFICATE OF INCORPORATION

   The Board of Directors has voted unanimously to authorize certain amendments to the Company's Amended and Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation") and to recommend such proposed amendments to the stockholders for approval. The proposals are as follows:

   (i) Consideration of an amendment of the Company's Certificate of Incorporation to provide for the classification of the Company's Board of Directors into three classes of directors serving staggered terms (Proposal No. 2);

   (ii) Consideration of an amendment of the Company's Certificate of Incorporation to provide that stockholders may adopt, amend or repeal the Bylaws of the Company only by the affirmative vote of at least 66 2/3% of the then-outstanding capital stock entitled to vote for the election of directors (Proposal No. 3);

   (iii) Consideration of an amendment of the Company's Certificate of Incorporation to provide that the provisions of the Certificate of Incorporation contemplated by (i) and (ii) above may only be amended by the affirmative vote of at least 66 2/3% of the then-outstanding capital stock entitled to vote for the election of directors (Proposal No. 4); and

   (iv) Consideration of an amendment of the Company's Certificate of Incorporation to provide for certain minimum price and procedural requirements in connection with certain business combinations (Proposal No. 5).

   The Board of Directors believes that corporate acquisitions and changes in control can and do occur at prices below realistically achievable levels when boards of directors do not have measures in place to require a potential acquiror to negotiate or pay the highest price. While it is possible for such measures to be misused to resist reasonable takeover actions contrary to a board's fiduciary obligations, the Board of Directors is aware of, and committed to, its fiduciary obligations. These proposals are not in response to any efforts by any parties of which the Company is aware to accumulate the Company's Common Stock or to obtain control of the Company.

   Approval of each of the proposed amendments to the Certificate of Incorporation requires a Majority Vote on each proposal. Under applicable law, abstentions will have the same effect as a vote against the proposed amendments to the Certificate of Incorporation, while shares represented by broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

   THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL OF EACH OF THE PROPOSED AMENDMENTS. A DETAILED DESCRIPTION OF EACH PROPOSAL IS SET FORTH BELOW.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                 TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS
                                (PROPOSAL NO. 2)

   The Board of Directors of the Company has approved an amendment to Article 7 of the Certificate of Incorporation, as more specifically set forth in Annex "A" to this Proxy Statement, providing for the classification of the Board of Directors into three classes of directors with staggered terms of office, and has directed that such amendment be submitted to the stockholders for approval.

   This amendment provides for a Board of Directors consisting of not less than three (3) nor more than twenty-five (25) directors on a classified basis. The amendment provides for the classification of directors into three classes as nearly equal in number as possible whose terms of office expire at different times in annual succession.

   Initially, the Board of Directors will consist of 15 directors with five directors in each of Class I, Class II and Class III. The directors in Class I will serve until the 1999 Annual Meeting, those in Class II until the 2000 Annual Meeting and those in Class III until the 2001 Annual Meeting. At present, all of the directors are elected at each Annual Meeting to serve for one year or until the next election. Under the proposed amendment, a minimum of one director will be required to be elected each year and directors will serve for terms of three years, with the exception that by approving this amendment the terms of the directors to be elected at the 1998 Annual Meeting will expire variously in 1999, 2000 and 2001. If this proposal is approved, C. L. Craig, Jr., John T. Hannah, J. Clifford Hudson, J. Ralph McCalmont and Joe T. Shockley, Jr. will serve as Class I directors, with terms expiring at the Annual Meeting of Stockholders to be held in 1999; Jim Daniel, Robert A. Gregory, J. R. Hutchens, Jr., Paul B. Odom, Jr. and H. E. Rainbolt will serve as Class II directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2000; and Marion C. Bauman, K. Gordon Greer, William O. Johnstone, Melvin Moran and David E. Rainbolt will serve as Class III directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2001. Directors elected by the Board of Directors to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors will hold office until the next election of the class they have been elected to fill, even though their terms may thereby extend beyond the next annual meeting of stockholders.

   Under Oklahoma law, unless the certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. If this proposal is approved, the Company's directors may be removed from office only for cause by the affirmative vote of the holders of 66 2/3% of the shares entitled to vote in the election of directors. Presently, all directors of the Company are elected annually and all directors may be removed, with or without cause, by a Majority Vote. Cumulative voting is not authorized by the Certificate of Incorporation.

   In addition, Oklahoma law provides that, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office or the sole remaining director. Proposal No. 2 provides that such vacancies and newly created directorships shall be filled only by a majority of the directors then in office, even if less than a quorum of the Board of Directors, or the sole remaining director. Presently, a vacancy created by the removal of a director may be filled either by (i) a majority vote of the remaining directors of the Company then in office or (ii) a Majority Vote of the Common Stock.

   Proposal No. 2 is designed to promote continuity and stability in the Company's management and policies and permit it to represent effectively the interests of all stockholders and to respond prudently to circumstances created by the demand or actions of a minority stockholder group. Absent the removal or resignation of directors, two annual elections would be required to replace a majority of the classified Board of Directors and effect a forced change in the business and affairs of the Company. Proposal No. 2 may therefore discourage an individual or entity from acquiring a significant position in the Company's Common Stock with the intention of obtaining immediate control of the Board of Directors. The acquiror could, however, immediately effect a change in control of the Board of Directors by garnering the necessary affirmative vote to amend the Certificate of Incorporation of the Company to eliminate classification of the Board.

   Proposal No. 2 also makes it more difficult to change directors, even when it may be considered advantageous or desirable. Stockholders may be precluded from replacing a director by simply voting for an alternative candidate at an annual election, in that each director will stand for election only once every three years. Accordingly, a classified Board of Directors limits stockholder participation in determining the management of the Company and modifies the present ability of stockholders to replace Board members. In addition, director removal from office only for cause by a 66 2/3% stockholder vote will prevent a third party from gaining control of the Board of Directors by removing incumbent directors without cause and filling the resulting vacancies with its own nominees. Moreover, it may have the effect of delaying an ultimate change in existing management which might be desired by a majority of the stockholders.

   However, the Board of Directors believes that the benefits of the proposal outweigh its possible disadvantages. It is the belief of the Board of Directors that a director who is performing his or her duties in good faith and in the best interests of the Company and its stockholders should be able to continue to represent the interests of all the stockholders for the term for which he or she was elected.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                TO REQUIRE A 66 2/3% STOCKHOLDER VOTE TO ADOPT,
                      AMEND OR REPEAL THE COMPANY'S BYLAWS
                                (PROPOSAL NO. 3)

   The Board of Directors of the Company has approved an amendment to Article 7 of the Certificate of Incorporation providing that stockholders may adopt, amend or repeal the Bylaws only by the affirmative vote of at least 66 2/3% of the then-outstanding voting stock of the Company, and has directed that such amendment be submitted to the stockholders for approval. If Proposal No. 3 is approved by a Majority Vote, Section (A) of Article 7 of the Certificate of Incorporation shall be amended to become Section (B) and shall read as follows:

     "B. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required bylaw or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation."

   Currently, the Bylaws may be adopted, amended or repealed by either (i) the affirmative vote of a majority of the Board of Directors present at a meeting at which a quorum is present, or (ii) a Majority Vote of the Common Stock. If Proposal No. 3 is approved by the stockholders, Article 7 of the Certificate of Incorporation will be amended to require a supermajority stockholder vote to effect any change in the Bylaws.

   Proposal No. 3 is designed to limit stockholders' ability to change the provisions of the Company's Bylaws without broad support from the Company's other voting stockholders. The Board of Directors believes that such an amendment will provide a degree of continuity and that it is in the best interests of the Company. However, the increase in the stockholder vote required to amend the Bylaws will make it more difficult for a significant stockholder to make changes in the Bylaws, including changes designed to facilitate a business combination or the exercise of control over the Company. The requirement for a supermajority vote would apply to any stockholders' amendment of the Company's Bylaws at any time, whether or not related to a business combination or the acquisition of control.

   THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 3.

         PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO REQUIRE
           A 66 2/3% STOCKHOLDER VOTE TO AMEND THE CHARTER PROVISIONS
               CONTEMPLATED BY PROPOSAL NO. 2 AND PROPOSAL NO. 3
                                (PROPOSAL NO. 4)

   The Board of Directors of the Company has approved an amendment to the Certificate of Incorporation, providing that Sections (A) and (B) of Article 7 of the Certificate of Incorporation (if approved by the stockholders at the Annual Meeting) may only be amended by the affirmative vote of at least 66 2/3% of the then-outstanding capital stock entitled to vote in the election of directors, and has directed that such amendment be submitted to the stockholders for approval. If Proposal No. 4 is approved by a Majority Vote, a new Article 10 to the Certificate of Incorporation shall read as follows:

                                  "ARTICLE 10

          Article 7, Sections (A) and (B), of the Certificate of Incorporation may be (and may only be) amended by the affirmative vote of at least 66 2/3% of all outstanding shares of stock of the Corporation entitled to vote in the election of directors."

   The Certificate of Incorporation does not currently address amendments to the Certificate of Incorporation by the stockholders, and thus, pursuant to Section 1061 of the Oklahoma General Corporation Act, the Certificate of Incorporation may be amended by a Majority Vote. If Proposal No. 4 is approved by the stockholders, Sections (A) and (B) of Article 7 of the Certificate of Incorporation may be amended only by the affirmative vote of at least 66 2/3% of the then-outstanding shares of stock entitled to vote in the election of directors. All other provisions of the Certificate of Incorporation may be amended by a Majority Vote of the Common Stock.

   Proposal No. 4 is designed to limit stockholders' ability to change particular provisions of the Company's Certificate of Incorporation without broad support from the Company's other voting stockholders. The Board of Directors believes that such an amendment will provide a degree of continuity and that it is in the best interests of the Company. However, the increase in the stockholder vote required to amend Article 7 of the Certificate of Incorporation will make it more difficult for a significant stockholder to make certain changes in the Certificate of Incorporation, including changes designed to facilitate a business combination or the exercise of control over the Company. The requirement for a supermajority vote would apply to any stockholders' amendment of Article 7 of the Company's Certificate of Incorporation at any time, whether or not related to a business combination or the acquisition of control.

   THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 4.

           PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO ADD
               CERTAIN MINIMUM PRICE AND PROCEDURAL REQUIREMENTS
        IN CONNECTION WITH CERTAIN BUSINESS COMBINATIONS(PROPOSAL NO. 5)

DESCRIPTION OF PROVISION

   The Board of Directors has approved and recommends stockholder approval of an amendment to the Company's Certificate of Incorporation to add a new Article 9, as more specifically set forth in Annex "B" to this Proxy Statement. The new
Article 9 would require that certain minimum price and procedural requirements, intended for the protection of the Company and its stockholders as a whole, be observed by any party that acquires 15% or more of the Company's Common Stock and then seeks to accomplish a merger or other business combination or transaction that would eliminate or could significantly change the interests of the remaining stockholders, unless approved by a majority of Continuing Directors (as defined below) (the "Fair Price Amendment"). If the specified requirements of the Fair Price Amendment are not observed by such an acquiring party, an increased stockholder vote would be required as a condition for a subsequent business combination. Adoption of the Fair Price Amendment may significantly affect a third party's interest in acquiring a substantial or controlling position in shares of Common Stock of the Company, as well as enhance the ability of the Board of Directors to take action in light of such an acquisition by a third party.

   In connection with the developments discussed above, the Board of Directors has observed that it has become relatively common in corporate takeover practice for a third party to pay cash to acquire a substantial or controlling equity interest in a corporation and then to acquire the remaining equity interest by paying the balance of the stockholders a price for their shares that is lower than the price paid to acquire control and/or is in a less desirable form of consideration, such as securities of the acquiring party that do not have an established trading market at the time of issue.

   In two-tier acquisitions, arbitrageurs and professional investors may be in a better position to take advantage of a more lucrative first-step acquisition than many long-term stockholders, who may have to accept a lower price in the second step. Changes in the federal securities laws have reduced, but not eliminated, advantages enjoyed by such arbitrageurs and professional investors. Moreover, in two-tier transactions, even stockholders who tender their shares in response to a higher first-step cash tender offer may not be assured that all of their shares will be accepted, as there are often proration provisions limiting the number of shares which the acquiring party is obliged to accept at the higher price. As a result, many stockholders may receive only the average price offered by the acquiring party for all of the shares of the corporation. In many cases this average price might not be high enough to have caused a majority of a corporation's stockholders to tender their shares if the acquiring party's offer had been to purchase all of the corporation's shares for that average price per share.

   In addition, while federal securities laws and regulations applicable to business combinations govern the disclosure required to be made to stockholders in order to consummate such a transaction, they do not assure stockholders that the terms of the business combination will be fair from a financial standpoint or that minority stockholders effectively can prevent the consummation of a business combination that is opposed by its board of directors. Although Commission rules require the pro rata acceptance of all shares tendered prior to the expiration of a tender offer, the Commission has recognized that this rule is not intended to deal with two-tier pricing.

   The Board of Directors is concerned that such two-tier pricing tactics may be unfair to a corporation's stockholders. By their very nature, such tactics tend (and are often designed) to cause concern on the part of stockholders that, if they do not act promptly, they risk either being relegated to the status of minority stockholders in a controlled corporation or being forced to accept a lower price for all of their shares. Thus, such tactics may pressure stockholders into selling as many of their shares as possible either to the acquiring party or in the open market without having the opportunity to make a considered investment choice between remaining a stockholder of the corporation or disposing of their shares. Moreover, their very actions in selling their shares might facilitate an acquiring party's acquisition of a controlling interest, at which point an acquiring party may be able to force the exchange of the remaining shares in a business combination for a lower price.

   The Fair Price Amendment is designed to deter an acquiring party from utilizing two-tier pricing and similar inequitable tactics in an attempt to take over the Company. However, the amendment is not designed to prevent or deter all tender offers for shares of the Company. It does not affect an offer for all shares at the same price or preclude offers at different prices. Nor does the amendment preclude an acquiring party from making a tender offer for some of the shares of the Company without proposing a Business Combination (as defined below). Except for the restrictions on Business Combinations, the amendment will not prevent a holder of a controlling interest in the Company's Common Stock from exercising control over or increasing its interest in the Company. Moreover, the holder of a controlling interest could increase its ownership to 66 2/3% by any one or more purchases of shares and potentially meet the Supermajority vote (as defined herein) requirement of the amendment.

   It should be noted that while the Fair Price Amendment is designed to help assure fair treatment of all stockholders in the event of a takeover attempt, it is not its purpose to provide assurance that stockholders will receive a premium price for their shares in a takeover attempt. Accordingly, the Board of Directors is of the view that the adoption of the Fair Price Amendment would not preclude the Board of Directors from opposing any future takeover proposal that it believes not to be in the best interests of the Company and its stockholders, whether or not such a proposal satisfies the minimum price criteria and procedural requirements of the amendment.

SUPERMAJORITY VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

   At present, mergers, consolidations, sales of substantially all of the assets of the Company, the adoption of a plan of liquidation or dissolution of the Company, and reclassification of securities and recapitalizations of the Company involving amendments to its Certificate of Incorporation must be approved by a Majority Vote. Certain other transactions, such as sales of less than substantially all of the assets of the Company, certain mergers involving wholly owned subsidiaries of the Company, and recapitalizations and reclassifications not involving any amendments to the Certificate of Incorporation do not require stockholder approval. If adopted, the Fair Price Amendment would require the affirmative vote of the holders of 66 2/3% of the shares of Common Stock outstanding (including the affirmative vote of the holders of at least 66 2/3% of the voting power of the then issued and outstanding voting stock not held by the Interested Stockholder) (the "Supermajority Vote") to approve a Business Combination involving an Interested Stockholder (as defined below), except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is approved by a majority of the Disinterested Directors. In the event the price criteria and procedural requirements were to be met or the requisite approval of the Board of Directors were to be given with respect to a particular Business Combination, the normal requirements of Oklahoma law would apply, and, accordingly, the affirmative vote of the holders of only a majority of the outstanding shares of Common Stock entitled to vote would be required, or, for certain transactions, as noted above, no stockholder vote would be necessary. Thus, depending upon the circumstances, the Fair Price Amendment would require Supermajority Vote for a Business Combination in cases in which either a Majority Vote or no vote is presently required under state law and the Certificate of Incorporation.

   An "Interested Stockholder" is defined in the Fair Price Amendment as any person (other than the Company or any Subsidiary (which for purposes of the definition of "Interested Stockholder" means a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Company)) who is (i) the beneficial owner, directly or indirectly, of more than 15% of the voting power of the then outstanding Common Stock; or (ii) an Affiliate of the Company (as defined by the federal securities laws) and who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of more than 15% of the voting power of the then outstanding Common Stock; or (iii) an assignee of or other successor to any shares of Common Stock in a transaction or series of transactions not involving a public offering that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder. A person shall be deemed a "beneficial owner" of any Common Stock if such person or any of its Affiliates beneficially owns, directly or indirectly, or has the right to acquire or to vote such stock.

   A "Business Combination" includes the following transactions: (a) any merger or consolidation of the Company or any Subsidiary (which for purposes of the definition of "Business Combination" means a corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Company) with an Interested Stockholder or with any other corporation which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; (b) any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Company or any Subsidiary; (c) the issuance or transfer by the Company or any Subsidiary of any securities of the Company or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder; (d) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any Subsidiary which is directly or indirectly owned by an Interested Stockholder or any Affiliate of any Interested Stockholder.

   A "Continuing Director" is any member of the Board of Directors who is unaffiliated with an Interested Stockholder and who was a member of the Board of Directors prior to the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), and any successor of a Continuing Director who is unaffiliated with an Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the total number of Continuing Directors then on the Board of Directors.

EXCEPTIONS TO HIGH VOTE REQUIREMENTS

   A Supermajority Vote would not be required if (1) the transaction has been approved by a majority of the Continuing Directors or (2) all of the minimum price criteria and procedural requirements described in paragraphs (a) and (b) below are satisfied.

   (a) Minimum Price Criteria. In general, in a Business Combination involving cash or other consideration being paid to holders of outstanding Common Stock, the consideration would be required to be either in cash or in the same form as the Interested Stockholder has previously paid for shares of such class. In addition, the fair market value of such consideration (calculated as provided in the Fair Price Amendment) as of the date of the consummation of the Business Combination (the "Consummation Date") would be required to meet certain minimum price criteria described below.

   In the case of payments to holders of the Company's Common Stock, the aggregate amount of the cash and the fair market value per share (calculated as provided in the Fair Price Amendment) as of the Consummation Date of consideration other than cash to be received by such holders would have to be at least equal to the higher of (i) the highest per share price paid by the Interested Stockholder for any shares of such Common Stock acquired by it within the two years immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Stockholder, whichever is higher, and (ii) the fair market value (so calculated) per share of such Common Stock on the Announcement Date or on the Determination Date, whichever is higher. In general, for the purposes of the Fair Price Amendment, fair market value of such Common Stock on the Announcement Date or Determination Date would be the highest closing sale price during the 30-day period immediately preceding the date in question.

   Under the minimum price criteria, the fair market value (calculated as provided in the Fair Price Amendment) of non-cash consideration to be received by holders of shares of any class of Common Stock in a Business Combination is to be determined as of the Consummation Date. Where the definitive terms of such non-cash consideration are established in advance of the Consummation Date, intervening adverse developments, either in the economy or the market generally or in the financial condition or business of the Interested Stockholder, could result in a decline in the originally anticipated fair market value of such consideration. As a result, a Business Combination which had theretofore been considered as not requiring either a Supermajority Vote or approval by a majority of Continuing Directors (because it was expected to satisfy the minimum price criteria and it satisfied the procedural requirements) could not be consummated because it would not have received such vote or approval (even if it had received the vote required by Oklahoma law (without giving effect to the increase provided for in the Fair Price Amendment) and any separate class vote required by the terms of any class of then outstanding Common Stock) under circumstances in which the minimum price criteria are applicable. Thus, an Interested Stockholder who wishes to use non-cash consideration in a Business Combination may not know with certainty at the time the Business Combination is submitted to stockholders whether such consideration will meet the minimum price criteria. However, an Interested Stockholder could avoid such a situation by establishing, in advance, terms for the Business Combination whereby the non-cash consideration was to be finalized by reference to its fair market value on the Consummation Date. Such an approach, which has been used in connection with mergers and similar second-step transactions in the past, would help to assure that the Interested Stockholder would bear the risk of a decline in the actual market value of the offered consideration prior to the consummation of the Business Combination.

   It should also be noted that if the transaction does not involve any cash or other property being received by any of the other stockholders, such as a sale of assets or an issuance of the Company's securities to an Interested Stockholder, then the price criteria discussed above would not apply and a Supermajority Vote of stockholders would be required unless the transaction were approved by a majority of Continuing Directors.

   (b) Procedural Requirements. Under the Fair Price Amendment, in order to avoid the Supermajority Vote requirement, after an Interested Stockholder becomes an Interested Stockholder it would have to comply with the procedural requirements, as well as the minimum price criteria, unless the Business Combination is approved by a majority of Continuing Directors.

   Under the Fair Price Amendment, a Supermajority Vote would be required (unless a majority of the Continuing Directors approves the Business Combination) if the Company, after the Interested Stockholder has proposed a Business Combination and prior to the consummation of such Business Combination, fails to pay full quarterly dividends on its Preferred Stock, fails to increase the quarterly rate of dividends on shares of Common Stock of the class currently outstanding as necessary to reflect any recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding shares of such Common Stock, or reduces the quarterly rate of dividends paid on such Common Stock (except as necessary to reflect any subdivision of such Common Stock), unless such failures or reduction are approved by a majority of the Continuing Directors. This provision is designed to prevent an Interested Stockholder who controls the necessary voting power or a majority of the Board of Directors (other than Continuing Directors) from attempting to depress the market price of the Company's shares prior to consummating a Business Combination by reducing dividends thereon and thereby reducing the consideration required to be paid pursuant to the minimum price provisions of the Fair Price Amendment.

   The Fair Price Amendment would also require a Supermajority Vote on a proposed Business Combination (unless a majority of the Continuing Directors approved the Business Combination) if the Interested Stockholder acquired any additional shares of Common Stock, directly from the Company or otherwise, in any transaction subsequent to the time it proposes a Business Combination. This provision is intended to prevent an Interested Stockholder from purchasing additional shares of Common Stock at prices that are lower than those set by the minimum price criteria after it proposes a Business Combination.

   Additionally, under the Fair Price Amendment, a Supermajority Vote is required (unless a majority of the Continuing Directors approves the Business Combination) if the Interested Stockholder receives at any time after it became an Interested Stockholder, whether in connection with the proposed Business Combination or otherwise, the benefit of any loans or other financial assistance or tax advantages provided by the Company (other than proportionately as a stockholder). This provision is intended to deter an Interested Stockholder from self-dealing or otherwise taking advantage of its equity position in the Company by using the Company's resources to finance the proposed Business Combination or otherwise for its own purposes in a manner not proportionately available to all stockholders.

   Under the Fair Price Amendment, in order to avoid the Supermajority Vote requirement, a proxy or information statement disclosing the terms and conditions of a proposed Business Combination and complying with the requirements of the proxy rules promulgated under the Exchange Act would have to be mailed to all stockholders of the Company entitled to vote thereon at least 30 days prior to the consummation of a Business Combination, unless the Business Combination were approved by a majority of the Continuing Directors. This provision is intended to assure that the Company's stockholders would be fully informed of the terms and conditions of the proposed Business Combination even if the Interested Stockholder were not otherwise legally required to disclose such information to stockholders.

   It should be noted that none of the minimum price criteria and procedural requirements described above would apply in the case of a Business Combination approved by a majority of the Continuing Directors and that, in the absence of such approval, all of such requirements would have to be satisfied to avoid the Supermajority Vote requirement.

   Any amendment, alteration, or repeal of Article 9 will require the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all issued and outstanding shares of voting stock, voting together as a single class. Absent this requirement, Oklahoma law would allow an amendment by Majority Vote.

PURPOSES AND EFFECTS

   As previously discussed, a number of publicly held corporations have been the subject of tender offers for, or other acquisitions of, substantial positions in their shares. In many cases, such transactions have been followed by proposed business combinations in which the tender offeror or other purchaser has paid or proposed to pay a lower price or less desirable form of consideration for the remaining outstanding shares than the price it paid in acquiring its original interest. Federal securities laws and regulations govern the disclosure required to be made to minority stockholders in such transactions, but do not assure fairness to stockholders of the terms of a business combination. Moreover, the statutory right of the remaining stockholders of a corporation to dissent in connection with certain business combinations and receive the "fair value" of their shares in cash may not be available in all cases or may involve significant expense, delay, or uncertainty to dissenting stockholders. While certain courts have expanded the factors that may be taken into consideration in determining "fair value" for appraisal purposes, stockholders have no assurance that "fair value" as determined under this standard would be equivalent to the minimum price as determined pursuant to the Fair Price Amendment. In the case of many business combinations, including reclassifications or recapitalizations of the outstanding shares of any class of a corporation's stock, the statutory right to dissent may not be available at all.

   The Fair Price Amendment is intended, in part, to meet these gaps in federal and Oklahoma law and to prevent certain of the potential inequities of Business Combinations that involve two or more steps by requiring that in order to complete a Business Combination that is not approved by a majority of the Continuing Directors, an Interested Stockholder must either acquire (or assure itself of obtaining the affirmative votes of) at least 66

2/3% of the Common Stock prior to the stockholder vote on the Business Combination, or be prepared to meet the minimum price criteria and procedural requirements. The Fair Price Amendment is also designed to protect those stockholders who have not tendered or otherwise sold their shares to a third party who is attempting to acquire control by helping to assure that at least the same price and form of consideration are paid to such stockholders in a Business Combination as were paid to stockholders in the initial step of the acquisition. In the absence of these changes, an Interested Stockholder who acquires control of the Company could subsequently, by virtue of such control, force minority stockholders to sell or exchange their shares at a price that may not reflect any premium the Interested Stockholder may have paid in order to acquire its interest. Such a price could be lower than the price paid by the Interested Stockholder in acquiring control and could also be in a less desirable form of consideration (e.g., equity or debt securities of the Interested Stockholder instead of cash).

   In many situations, the minimum price criteria and procedural requirements would require that an Interested Stockholder pay stockholders a higher price for their shares and/or structure the transaction differently from what would be the case without the amendment. Accordingly, the Board believes that, to the extent a Business Combination were involved as part of a plan to acquire control of the Company, adoption of the Fair Price Amendment would increase the likelihood that an Interested Stockholder would negotiate directly with the Board. The Board believes that it is in a better position than individual stockholders of the Company to negotiate effectively on behalf of all stockholders in that the Board is likely to be more knowledgeable than most individual stockholders in assessing the business and prospects of the Company. Therefore, the Board is of the view that negotiations between the Board and an Interested Stockholder would increase the likelihood that stockholders in general would receive a higher price for their shares than otherwise might be obtained.

   Although some substantial acquisitions of a corporation's shares are made without the objective of effecting a subsequent business combination, a purchaser acquiring control in many cases desires to have the option to consummate such a business combination. Assuming that to be the case, the Fair Price Provision would tend to deter a potential purchaser whose objective is to seek control of the Company at a relatively cheap price, because acquiring the remaining equity interest would not be assured unless the minimum price criteria and procedural requirements were satisfied or a majority of Continuing Directors were to approve the transaction. Adoption of the Fair Price Amendment should also help to deter the accumulation of large blocks of the Company's shares, which the Board believes to be potentially disruptive to the stability of vitally important relationships of the Company with its customers and employees and which could precipitate a change of control of the Company on terms unfavorable to the Company's other stockholders.

   Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a corporation's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than might otherwise be the case. The presence of a fair price provision may deter such purchases, particularly those of less than all of a corporation's shares, and may therefore deprive holders of a corporation's shares of an opportunity to sell their stock at a temporarily higher market price. Because of the higher percentage requirements for stockholder approval of any subsequent business combination and the possibility of having to pay a higher price to other stockholders in such a business combination, a fair price provision may make it more costly for a third party to acquire control of a corporation. Thus, the Fair Price Amendment may decrease the likelihood that a tender offer will be made for less than 66 2/3% of the Company's Common Stock and, as a result, may adversely affect those stockholders who would desire to participate in such a tender offer. It should be noted that the provisions of the Fair Price Amendment would not necessarily deter a person who might be willing to seek control by acquiring a substantial portion of the Company's Common Stock when they have no intention of acquiring the remaining shares.

   In certain cases, the Fair Price Amendment's minimum price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, an Interested Stockholder may be unable, as a practical matter, to comply with all of the procedural requirements. In these circumstances, unless an Interested Stockholder were willing to purchase 66 2/3% of the Company's shares in advance of the stockholder vote on a proposed Business Combination, it would be forced either to negotiate with the Board and offer terms acceptable to the Board or to abandon such proposed Business Combination.

   Another effect of the Fair Price Amendment would be to give veto power to the holders of a minority of the Common Stock with respect to a proposed Business Combination that is opposed by a majority of the Continuing Directors but that a majority of stockholders may believe to be desirable and beneficial.

   In addition, because only the Continuing Directors will have the authority to reduce to a simple majority or eliminate the Supermajority Vote required for a particular Business Combination, the Fair Price Amendment may tend to insulate incumbent Directors against the possibility of removal in the event of a takeover attempt. Conversely, if an Interested Stockholder has replaced all of the Directors who were in office on the date it became an Interested Stockholder with nominees of its choice, there would be no Continuing Directors and, consequently, such Supermajority Vote requirement would apply to any Business Combination consummated subsequent to such replacement that did not satisfy all of the minimum price criteria and procedural requirements of the Fair Price Amendment.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED FAIR PRICE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

     APPROVAL OF AMENDMENTS TO THE BANCFIRST CORPORATION STOCK OPTION PLAN
                                (PROPOSAL NO. 6)

   Subject to stockholder approval, the Board of Directors has amended the BancFirst Corporation Stock Option Plan (the "Plan") to (i) increase the aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options ("Plan Options") granted under the Plan from 650,000 to 850,000; and (ii) provide for administration of the Plan as permitted by recent amendments to Rule 16b-3 (the "Rule 16b-3 Amendments") issued by the Commission under Section 16(b) of the Exchange Act.

   The Board of Directors believes that the approval of the foregoing amendments to the Plan is in the best interests of the Company and its stockholders, as the availability of an adequate number of shares reserved for issuance under the Plan and the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. As of April 17, 1998, no shares of Common Stock were available for future option grants under the Plan.

Summary of the Provisions of the Plan

   The following summary of the Plan, as proposed to be amended, is qualified in its entirety by the specific language of the Plan, a copy of which is included within this Proxy Statement as Annex "C."

   The Plan, which is not subject to the provisions of the Employee Retirement Income Security Act of 1974, provides for the grant of non-qualified stock options. The Plan is administered by the Board of Directors of the Company, which includes principal stockholders and employees of the Company or its affiliates, and may also include participants in the Plan. Pursuant to the Plan, the Board may delegate administration of the Plan to a committee of the Board consisting of three or more members, at least a majority of which must be "Non-Employee Directors" as such term is used in Rule 16b-3. Before the Rule 16b-3 Amendments, in order for stock options granted under a plan to be exempt from the application of Section 16(b) of the Exchange Act, administration of such plan with respect to officers subject to Section 16(b) had to be performed by a committee of directors all of the members of which qualified as "disinterested persons" within the meaning of then-existing Rule 16b-3. Consequently, the Plan historically has not been a "16b-3 plan," because it did not meet the requirements for "disinterested plan administration" imposed by Rule 16b-3. The term "disinterested person," as well as the requirement that the Plan be administered by such persons, was eliminated from Rule 16b-3 in 1996. Amended Rule 16b-3 exempts option grants if they are made pursuant to four alternative methods, including advance approval by the board of directors and advance approval by a committee of two or more non-employee directors. Accordingly, it is anticipated that most, if not all, Plan Options granted under the Plan will be exempt from the application of Section 16(b) of the Exchange Act.

   The maximum number of shares of Common Stock which may be issued upon the exercise of options granted pursuant to the Plan is proposed to be increased from 650,000 to 850,000 (subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, combinations, reclassifications, or like changes in the capital structure of the Company). All Plan Options must be granted, if at all, no later than December 31, 2001.

   Options may be granted only to employees (including officers) of the Company or its subsidiaries. All Plan Options must have an exercise price not less than the fair market value of the Common Stock on the date of grant. As defined in the Plan, "fair market value" is stated to be equal to the closing price of the Common Stock as reported on the Nasdaq Stock Market, Inc. ("Nasdaq") on the date of grant or, if no closing price is so reported, the closing price of the Common Stock as reported by Nasdaq on the most recent date next preceding the date of grant. As of April 17, 1998, the closing price of the Common Stock, as reported on the Nasdaq National Market System, was $46.00 per share.

   The exercise price is payable on exercise of the Plan Option and is payable in cash, certified check, bank draft or money order, unless otherwise determined by the Board of Directors. Unless otherwise determined by the Board of Directors at the time of granting an option, Plan Options vest over a seven year period at the rate of 25% four years after grant, and 25% per year for each full year of the optionee's continuous employment with the Company, until the Plan Option is 100% vested. Except for termination of employment as a result of retirement or death, if an optionee ceases to be an employee of the Company for any reason, other than as a result of embezzlement, theft or other violation of law, the optionee may exercise his or her option (to the extent exercisable at the time of termination) at any time within 30 days after termination. If an optionee ceases to be an employee of the Company due to retirement, the optionee may exercise the option (to the extent exercisable at the time of termination) at any time within three months after such retirement. If an optionee ceases to be an employee of the Company due to death, the optionee's estate, personal representative, or beneficiary shall have the right to exercise the option (to the extent exercisable at the time of death) at any time within 12 months from the date of the optionee's death.

   During the lifetime of the optionee, a Plan Option generally may be exercised only by the optionee. Unless otherwise provided by the Committee, no Plan Option may be assignable except by will, by the laws of descent and distribution, for the purpose of making a charitable gift or to a revocable trust of which the optionee is a trustee.

   Except as described above, options granted under the Plan may not have a term in excess of 15 years.

   The Board of Directors may terminate or amend the Plan at any time; provided, however, that without the approval of the stockholders of the Company, the Board may not amend the Plan to materially increase the total number of shares of Common Stock covered thereby, materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

   The federal tax consequences of stock options are complex and subject to change. Furthermore, the following summary is intended only as a general guide to the United States federal income tax consequences of options granted under the Plan under current law, and does not attempt to describe all potential tax consequences.

   Non-qualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of the option, the optionee normally recognizes ordinary income with respect to the acquired shares in the amount of the difference between the option price and the fair market value of the shares on the date of exercise. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date of recognition of income, will be taxed as long-term or short-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of recognition of income. No tax deduction is available to the Company with respect to the grant of a Plan Option or the sale of stock acquired pursuant to such grant. Provided certain withholding requirements are met, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the Plan Option.

STOCKHOLDER APPROVAL

   A Majority Vote is required for the adoption of the proposed amendment.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE BANCFIRST CORPORATION STOCK PLAN.

                      RATIFICATION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 7)

   The Board of Directors has selected the firm of Coopers & Lybrand, L.L.P. as auditors to make an examination of the consolidated financial statements of the Company for the year ending December 31, 1998.

   BancFirst Corporation has been informed that Coopers & Lybrand, L.L.P. will have representatives at the Annual Meeting who will have an opportunity to make statements if they desire to do so and who will be available to respond to appropriate questions.

   The Board of Directors recommends you vote "FOR" the ratification of the selection of Coopers & Lybrand, L.L.P. as independent auditors for the ensuing year.

                                 OTHER MATTERS

   The management of BancFirst does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, it is the intent of the persons named in the proxy to vote all proxies with respect to such matter in accordance with the recommendations of the Board of Directors.

                                 ANNUAL REPORT

   The Company's Annual Report to Stockholders for the year ended December 31, 1997 accompanies this Proxy Statement. No parts of the Annual Report are incorporated by reference into this Proxy Statement and the Annual Report is not deemed to be a part of the proxy soliciting material.

   The Company's annual report on Form 10-K for the year ended December 31, 1997 (other than the exhibits thereto) is available upon written request without charge. Such requests should be directed to: Randy Foraker, Senior Vice President and Controller, BancFirst Corporation, 101 North Broadway, Suite 200, Oklahoma City, Oklahoma 73102.

                           PROPOSALS OF STOCKHOLDERS

   Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders will be considered by the Board of Directors if the written proposal, complying with the requirements established by the Commission, is received at the Company's principal executive offices at 101 North Broadway, Suite 200, Oklahoma City, Oklahoma 73102, no later than January __, 1999.

                                                                       ANNEX "A"



     Article 7 of the Certificate of Incorporation of the Company shall be amended by inserting a new Section (A) to read as follows:

     (A) The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

          (1) NUMBER AND ELECTION OF DIRECTORS. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to such rights of holders of shares of one or more outstanding series of Preferred Stock to elect one or more directors of the Corporation under circumstances as shall be provided by or established pursuant to the Certificate of Incorporation, the number of directors of the Corporation that shall constitute the Board of Directors shall not be less than three (3) nor more than twenty-five (25) and shall be specified from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the board of directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

          (2) CLASSES AND TERMS OF DIRECTORS. The Board of Directors shall be divided into 3 classes: Class I, Class II and Class III. The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of stockholders in 1999, Class II at the second succeeding annual meeting of stockholders in 2000, and Class III at the third succeeding annual meeting of the stockholders in 2001. At each succeeding annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for three-year terms.

               If the number of directors changes, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal for cause from office.

          (3) VACANCIES. Except as otherwise required by law, or by any provisions established pursuant to the Certificate of Incorporation with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal for cause from office of a director of the Corporation shall be filled only by the affirmative vote of at least a majority of the remaining directors of the Corporation then in office, even if such remaining directors constitute less than a quorum of the Board of Directors, or by the sole remaining director.

          (4) REMOVAL. Any director may be removed from office only for cause and only by the affirmative vote of not less than 66 2/3% of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, given at a meeting of the stockholders for that purpose.

                                                                       ANNEX "B"

                   ARTICLE 9BUSINESS COMBINATIONS; FAIR PRICE

     A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in paragraph B of this Article 9:

          1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation, partnership or other entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

          2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary; or

          3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof), other than on a pro rata basis to all holders of Voting Stock of the same class held by the Interested Stockholder pursuant to a stock split, stock dividend or distribution of warrants or rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation of any of its subsidiaries which securities have been distributed pro rata to all holders of Voting Stock; or

          4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

          5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share by more than one percent (1%) of the issued and outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder;

          shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then issued and outstanding Voting Stock, as hereinafter defined, voting together as a single class, including the affirmative vote of the holders of at least 66 2/3% of the voting power of the then issued and outstanding Voting Stock not Beneficially Owned directly or indirectly by an Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by law or in any agreement with any national securities exchange or otherwise.

     B. The provisions of Section A of this Article 9 shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Certificate of Incorporation, if the conditions specified in either of the following paragraph 1 or 2 are met:

          1. the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); or

          2. all of the following price and procedural conditions shall have been met:

               (a) the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by the holders of Common Stock in such Business Combination, shall be at least equal to the higher of the following:

                    (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (A) within the two (2) year period immediately prior to the first public announcement of the proposal of such Business Combination (the "Announcement Date"), or
                         (B) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                    (ii) the Fair Market Value per share of Common Stock on the
                         Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher. and

               (b) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
                    Combination:

                    (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any issued and outstanding preferred stock, except as approved by a majority of the Continuing Directors;

                    (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors;

                    (iii) there shall have been an increase in the annual rate of dividends as necessary fully to reflect any recapitalization (including any reverse stock split), reorganization or any similar reorganization which has the effect of reducing the number of issued and outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

                    (iv) such Interested Stockholder shall not have become the Beneficial Owner of any additional Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; and

               (c) the consideration to be received by holders of a particular class of issued and outstanding Voting Stock (including Common Stock and other than Preferred Stock with respect to which a majority of the Continuing Directors have approved a Preferred Stock Designation creating such series that expressly provides that the provisions of this Article shall not apply) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock (if the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it); and

               (d) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

               (e) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be marked pursuant to such Act or subsequent provisions).

     C. For purposes of this Article 9 the following terms shall have the following meanings:

          1. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

          2. "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934. In addition, a Person shall be the "Beneficial Owner" of any Voting Stock which such Person or any of its Affiliates or Associates has: (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of the stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate of Associate is otherwise deemed the Beneficial Owner).

          3. "Business Combination" shall mean any transaction described in any one or more of clauses (1) through (5) of Section A of this
               Article 9.

          4. "Continuing Director" shall mean any member of the Board who is unaffiliated with and is not the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

          5. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use in its stead, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section D of this Article 9; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section D of this Article 9.

          6.   "Interested Stockholder" shall mean any Person to or which:

               (a) itself, or along with its Affiliates, is the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the then issued and outstanding Voting Stock; or

               (b) is an Affiliate of the Corporation and at any time within the two (2) year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of fifteen percent (15%) or more of the then issued and outstanding Voting Stock; or

               (c) is an assignee of or has otherwise succeeded to any Voting Stock which was at any time within the two (2) year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               For the purpose of determining whether a Person is an Interested Stockholder pursuant to paragraph 6 of this Section C, the number of shares of Voting Stock deemed to be issued and outstanding shall include shares deemed owned through application of paragraph 2 of this Section C but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

               Notwithstanding anything to the contrary contained in this Certificate of Incorporation, for purposes of this Certificate of Incorporation, the term "Interested Stockholder" shall not, for any purpose, include, and the provisions of Article 9(A) hereof shall not apply to: (a) the Corporation or any Subsidiary; (b) any employee stock ownership plan of the Corporation or any Subsidiary; or (c) any individual, corporation, partnership or other person, entity or group which "beneficially owned" on April 23, 1998, 15% or more of the outstanding Common Stock of the Corporation.

          8. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraph B of this Article 9 shall include the shares of Common Stock and/or the shares of any other class of issued and outstanding Voting Stock retained by the holders of such shares.

           9. "Person" shall mean any individual, firm, corporation, partnership or other entity.

          10. "Subsidiary" shall mean any corporation or other entity of which the Corporation owns, directly or indirectly, securities that enable the Corporation to elect a majority of the board of directors or other persons performing similar functions of such corporation or entity or that otherwise give to the Corporation the power to control such corporation or entity.

          11. "Voting Stock" means all issued and outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote. The issued and outstanding shares of Voting Stock shall not include any shares of Voting Stock that may be issuable pursuant to any agreement, or upon the exercise or conversion of any rights, warrants or options or otherwise.

     D. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 9, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 9, including, without limitation:

          (i)    whether a Person is an Interested Stockholder;

          (ii) the number of shares of Voting Stock beneficially owned by any Person;

          (iii)  whether a Person is an Affiliate or Associate of another;

          (iv) whether the applicable conditions set forth in paragraph 2 of paragraph B of this Article 9 have been met with respect to any Business Combination;

          (v) the Fair Market Value of stock or other property in accordance with paragraph 6 of paragraph C of this Article 9.

     E. Nothing contained in this Article 9 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     F. In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article 5 of this Certificate of Incorporation, any alteration, amendment or repeal relating to this Article 9 must be approved by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class.

                                                                       ANNEX "C"

                      FOURTH AMENDMENT TO AND RESTATEMENT
                                     OF THE
                    BANCFIRST CORPORATION STOCK OPTION PLAN



1. PURPOSE. This Fourth Amendment to and Restatement of the BancFirst Corporation Stock Option Plan (the "Plan") incorporates amendments adopted by the Board of Directors on April 23, 1998, and intended to be effective at such date subject to the ratification of such amendments by the stockholders of BancFirst Corporation (together with its "Subsidiaries," as defined below, the "Corporation") at the next annual meeting of stockholders following such adoption by the Board of Directors. The Plan is intended as an incentive and to encourage stock ownership by certain key employees and officers of the Corporation in order to increase their proprietary interest in the Corporation's success.

2. DEFINITIONS. As used herein, the following terms shall have the corresponding meanings:

     2.1. "Committee" shall mean the Board of Directors of the Corporation, or a duly constituted committee of the Board consisting of three or more members, at least a majority of which shall be "Non-Employee Directors" as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2.2 "Common Stock" shall mean the common stock, par value $1.00 per share, of the Corporation.

     2.3. "Date of Grant" shall mean the date of grant of a Stock Option granted hereunder as set forth in the Stock Option Agreement. In the event of a grant conditioned, among other things, upon stockholder ratification of this Plan, the date of such conditional grant shall be the Date of Grant for purposes of this Plan.

     2.4. "Employee" shall mean any common-law employee of the Corporation. The determination of whether or not a person is an Employee of the Corporation with respect to the grant or exercise of an Incentive Stock Option shall be made in accordance with the rule of Income Tax Regulation Section 1.421-7(h) (or successor regulation).

     2.5. "Fair Market Value" shall mean, with respect to the exercise of an option under the Plan, (a) if the Common Stock is listed on a national securities exchange or the NASDAQ National Market System, the closing price of the Common Stock for the business day immediately preceding the day for which the determination is being made, or (b) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ for the business day immediately preceding the day for which the determination is being made, or (c) if the Common Stock is not then listed on any exchange or quoted on NASDAQ, an amount determined in good faith by the Committee to be the fair market value of the Common Stock, after consideration of all relevant factors.

     2.6 "Nonqualified Stock Option" shall mean a Stock Option which is not intended to qualify for tax treatment as an "incentive stock option" under Section 422 of the Code.

     2.7. "Option Exercise Price" shall mean the price paid for Shares upon the exercise of a Stock Option granted hereunder.

     2.8. "Optionee" shall mean any person entitled to exercise a Stock Option pursuant to the terms of the Plan.

     2.9. "Stock Option" shall mean a stock option giving an Optionee the right to purchase shares of the Corporation's Common Stock. Stock Options granted under the Plan shall be Nonqualified Stock Options.

3.   ADMINISTRATION.

     3.1 AUTHORITY; INDEMNIFICATION. Within the limitations described herein, the Committee shall administer the Plan, select the Employees of the Corporation, including officers of the Corporation, to whom Stock Options shall be granted, determine the number of Shares to be subject to each grant, determine the method of payment upon exercise of each Stock Option, determine all other terms of Stock Options granted hereunder and interpret, construe and implement the provisions of the Plan. All questions of interpretation of the Plan or any Stock Option granted under the Plan shall be determined by the Committee, and such decisions shall be binding upon all persons having an interest in the Plan and/or any Stock Option. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, or as otherwise permitted by law.

     3.2 RULE 16B-3 COMPLIANCE. With respect to the participation of eligible participants who are subject to Section 16(b) of the Exchange Act, the Plan shall be administered in compliance with the requirements of Rule 16b-3.

     3.3 SECTION 162(m) COMPLIANCE. In the event the Corporation is a "publicly held corporation" as defined in paragraph (2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Corporation shall establish a committee of outside directors meeting the requirements of Section 162(m) to approve the grant of Stock Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

4. ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be such key Employees (including officers) of BancFirst Corporation, or of any corporation ("Subsidiary") in which the Corporation has proprietary interest by reason of stock ownership or otherwise, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Plan (but only if the Corporation owns, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in the corporation), as the Committee shall determine from time to time.

5. STOCK. The stock subject to Stock Options and other provisions of the Plan shall be shares of the Corporation's authorized but unissued Common Stock or treasury stock, as determined by the Committee. Subject to adjustment in accordance with the provisions of Subparagraph 6.7 hereof, the total number of shares of Common Stock of the Corporation on which Stock Options may be granted under the Plan shall not exceed in the aggregate 850,000 shares. In the event that any outstanding Stock Option under the Plan for any reason expires or is terminated prior to the end of the period during which Stock Options may be granted, the shares of the Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan.

6. TERMS AND CONDITIONS OF STOCK OPTIONS. Stock Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall, from time to time, approve. Agreements shall comply with and be subject to the following terms and conditions:

     6.1 MEDIUM AND TIME OF PAYMENT. The Option Exercise Price shall be payable in United States Dollars upon the exercise of the Stock Option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Corporation, unless otherwise determined by the Committee.

     6.2 NUMBER OF SHARES. The Stock Option shall state the total number of shares to which it pertains.

     6.3 OPTION EXERCISE PRICE. The Option Exercise Price shall be not less than the Fair Market Value of the Common Stock on the Date of Grant.

     6.4 TERM OF STOCK OPTIONS. The period during which Stock Options shall be exercisable shall be fixed by the Committee, but in no event shall an option be exercisable after the expiration of fifteen (15) years from the date such option is granted. Subject to the foregoing, options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine, which restrictions and conditions need not be the same for all options.

     6.5 DATE OF EXERCISE. Unless otherwise determined by the Committee at the time of granting a Stock Option, Stock Options shall be exercisable at the rate set forth below beginning four years from the Date of Grant. After becoming exercisable, the Stock Option may be exercised at any time and from time to time in whole or in part until termination of the Stock Option as set forth in Sections 6.4 or 6.6.


                                               CUMULATIVE
          ELAPSED YEARS FROM        PERCENT     PERCENT
            DATE OF GRANT          OF SHARES   OF SHARES
          ------------------       ----------  ----------

          less than 4 years            0%          0%
          4 to 5 years                25%         25%
          5 to 6 years                25%         50%
          6 to 7 years                25%         75%
          more than 7 years           25%        100%

     6.6 TERMINATION OF EMPLOYMENT. In the event that an Optionee's employment by the Corporation shall terminate, his Stock Option whether or not then exercisable shall terminate immediately; provided, however, that if the termination is not as a result of embezzlement, theft or other violation of the law, the Optionee shall have the right to exercise his option (to the extent exercisable at the time of termination) at any time within 30 days after such termination; provided, further, that if any termination of employment is related to the Optionee's retirement with the consent of the Corporation, the Optionee shall have the right to exercise his Stock Option (to the extent exercisable up to the date of retirement) at any time within three months after such retirement; and provided, further, that if the Optionee shall die while in the employment of the Corporation or within the period of time after termination of employment or retirement during which he was entitled to exercise his option as hereinabove provided, his estate, personal representative, or beneficiary shall have the right to exercise his Stock Option (to the extent exercisable at the date of death) at any time within twelve (12) months from the date of his death.

     6.7 RECAPITALIZATION. The aggregate number of shares of Common Stock on which Stock Options may be granted to persons participating under the Plan, the number of shares thereof covered by each outstanding Stock Option, and the price per share thereof in each such Stock Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of a change in the Corporation's Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

     6.8 REORGANIZATION OF CORPORATION. Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation which does not result in change of control of the Corporation, any Stock Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving or resulting corporation or which results in a change in control of the Corporation, or a tender or exchange offer which results in a change in control of the Corporation, the Committee shall determine: (i) whether all or any part of the unexercisable portion (as set forth in section 6.5) of any Stock Option outstanding under the Plan shall terminate; (ii) whether the Stock Options shall become immediately exercisable; or (iii) whether such Stock Options may be exchanged for options covering securities of any such surviving or resulting corporation, subject to the agreement of any such surviving or resulting corporation, on terms and conditions substantially similar to a Stock Option hereunder.

     6.9 ASSIGNABILITY. Except as provided in this Section, no Stock Option shall be assignable or transferable except as follows:

          (a)  by will or by the laws of descent and distribution.

          (b)  for the purpose of making a charitable gift.

          (c) to the Optionee as trustee, or to the Optionee and one or more others as co-trustees, of a revocable trust which allows the Optionee to amend or revoke the trust at any time. If the Optionee relinquishes his power to amend or revoke the trust or resigns as a trustee, the Optionee shall withdraw the option from the trust prior to the relinquishment of such power or his resignation as trustee and shall revest title to the option in the Optionee's individual name. If the trust becomes irrevocable due to the death of the Optionee, the successor or remaining trustee(s) shall have the same power to exercise the option under
               Section 6.6 hereof as the personal representative. If the Optionee becomes incapacitated, the date of incapacity shall be deemed the date of termination of employment under Section 6.6 (whether or not Optionee's employment has already terminated), and the successor or remaining trustee(s) of the trust shall have the same right to exercise the option as the Optionee has under
               Section 6.6. The Optionee as trustee and any successor or remaining trustee(s) shall be bound by all the terms and conditions of the Plan and the Stock Option Agreement entered into by the Company and Optionee under this Plan.

          (d) to the extent set forth in the Stock Option Agreement governing such Stock Option.

     6.10 OPTIONEE'S AGREEMENT. If, at the time of the exercise of any Stock Option, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Optionee exercising the Stock Option shall agree that he will purchase the shares that are subject to the Stock Option for investment and not with any present intention to resell the same, the Optionee will, upon the request of the Corporation, execute and deliver to the Corporation an agreement to such effect.

     6.11 RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to shares covered by his Stock Option until the date of issuance of the shares to him and only after such shares are fully paid.

     6.12 OTHER PROVISIONS. The option agreements authorized under the Plan may contain such other provisions as the Committee shall deem advisable.

7. MARKETABILITY OF SHARES. The Common Stock is currently traded on the NASDAQ National Market System. As a result, its liquidity varies widely in response to supply and demand. Consequently, the Corporation can give no assurances as to the marketability of shares acquired under the Plan.

8. TAX IMPLICATIONS. It is anticipated that Stock Options granted under the Plan will be treated as Nonqualified Stock Options by the Internal Revenue Service. As such, exercise of the Stock Option would generate a taxable event with the difference between the original Option Exercise Price and the Fair Market Value of the Common Stock at the time of exercise being treated as ordinary income.

9.   TERM OF PLAN.  No Stock Option may be granted after December 31, 2001.

10. NO OBLIGATION TO EXERCISE OPTION. The granting of a Stock Option shall impose no obligation upon the Optionee to exercise such Stock Option.

11. AMENDMENTS. The Board of Directors may from time to time amend, alter, suspend, or discontinue the Plan or alter or amend (including decrease of the Option Exercise Price by cancellation and substitution of options or otherwise) any and all option agreements granted thereunder; provided, however, that after the first registration of the Common Stock under
     Section 12 of the Securities Exchange Act of 1934, no such action of the Board of Directors may, without approval of the stockholders of the Corporation, alter the provisions of the Plan so as to (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided, further, that no amendment may, without the consent of the Optionee, affect any then outstanding Stock Options or unexercised portions thereof. In addition, the approval of the Corporation's stockholders shall be sought for any amendment to the Plan or a Stock Option for which the Committee deems stockholder approval necessary in order to comply with Rule 16b-3.

                             BANCFIRST CORPORATION
                            Oklahoma City, Oklahoma



                         PROXY/VOTING INSTRUCTION CARD
         This Proxy is solicited on behalf of  the Board of Directors for the Annual Meeting on June 15, 1998



     The undersigned hereby appoints David E. Rainbolt and Randy P. Foraker as Proxies, each with the power to appoint his substitute and each with full power to act without the other, and hereby authorizes them to represent and vote all shares of Common Stock of the undersigned of BancFirst Corporation ("Company"), an Oklahoma corporation, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held in the 18th Century Room of the Westin Hotel at One N. Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma 73102, on Monday, June 15, 1998, at 10:00 a.m., and at any and all adjournments thereof as follows:



1.   Election of directors:

     [ ] FOR all nominees listed below (except as marked to the contrary below).

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.


Marion C. Bauman, C. L. Craig, Jr., Jim Daniel, K. Gordon Greer, Robert A. Gregory, John T. Hannah, J. Clifford Hudson, J. R. Hutchens, Jr., William O. Johnstone, J. Ralph McCalmont, Melvin Moran, Paul B. Odom, Jr., David E. Rainbolt, H.E. Rainbolt and Joe T. Shockley, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


--------------------------------------------------------------------------------

2. Proposal to amend the Company's Certificate of Incorporation to provide for the classification of the Company's Board of Directors into three classes of directors serving staggered terms.

                [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN


3. Proposal to amend the Company's Certificate of Incorporation to provide that stockholders may adopt, amend or repeal the Bylaws of the Company only by the affirmative vote of at least 66 2/3% of the then-outstanding capital stock entitled to vote for the election of directors.

                [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN


4. Proposal to amend the Company's Certificate of Incorporation to provide that the provisions of the Certificate of Incorporation contemplated by Proposal No. 2 and Proposal No. 3 above may only be amended by the affirmative vote of at least 66 2/3% of the then-outstanding capital stock entitled to vote for the election of directors.

                [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN


5. Proposal to amend the Company's Certificate of Incorporation to provide for certain minimum price and procedural requirements in connection with certain business combinations.

                [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN


PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                                 (OVER)

6. Proposal to amend the BancFirst Corporation Stock Option Plan to (i) increase the aggregate number of shares under the Plan from 650,000 to 850,000; and (ii) provide for administration of the Plan as permitted by recent amendments to Rule 16b-3, issued by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended.

                [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN


7. Proposal to ratify the Board's selection of Coopers & Lybrand, L.L.P., as independent auditors of the Company for 1998.

                [ ]   FOR      [ ]   AGAINST      [ ]   ABSTAIN


8. In their discretion to transact such other business as may properly come before the meeting and any and all adjournments thereof.


     THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 THROUGH 7, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


     This Proxy also provides voting instructions for shares of Common Stock held in the BancFirst Corporation Employee Stock Ownership and Thrift Plan.


     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on June 15, 1998, and the Proxy Statement furnished therewith.


     The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.


                                                                          , 1998
                                        ----------------------------------
                                                       (Date)


                                        Signature(s)
                                                    ----------------------------


                                        ----------------------------------------

                                        Please date, sign exactly as name
                                        appears herein, and promptly return in
                                        the enclosed envelope. When signing as
                                        guardian, executor, administrator,
                                        attorney, trustee, custodian, or in any
                                        other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.